EXHIBIT 3.2

                              ARTICLES OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                            STORAGE FINDERS.COM, INC.
                                -----------------

     STORAGE FINDERS.COM, INC., a Colorado corporation, having its principal office at 5525 Erindale Drive, Suite 201, Colorado Springs, Colorado 80918 (hereinafter referred to as the "Corporation") hereby certifies to the Secretary of State of Colorado that:

     FIRST: The Corporation desires to amend its Articles of Incorporation in accordance with Section 7-110-106 of the Colorado Business Corporation Act, as currently in effect as hereinafter provided.

     SECOND: The provisions set forth in these Articles of Amendment to the Articles of Incorporation amend and supersede the original provisions of the Articles of Incorporation as amended.

     THIRD: The Articles of Incorporation of the Corporation are hereby amended by striking in their entirety Article I, inclusive, and by substituting in lieu thereof the following:

     "ARTICLE I. Name.
     -----------------
     The name of the Corporation is NEW FRONTIER ENERGY, INC."


     FOURTH: The amendment was recommended to the stockholders by written informal action, unanimously taken by the Board of Directors of the Corporation, pursuant to and in accordance Section 7-108-202 and Section 7-110-103 of the Colorado Business Corporation Act on the 28th day of February 2001.

     IN WITNESS WHEREOF, the undersigned, the President, has executed these Articles of Amendment to the Articles of Incorporation effective this 28 day of February, 2001, and acknowledges that these Articles are the act and deed of Storage Finders.com, Inc., that the matters and facts set forth herein with respect to authorization and approval are true in all material respects.


                                                   /s/ Ronald R. McGinnis
                                                   -----------------------------
                                                   Ronald R. McGinnis, President

Attest: /s/ Raymond E. McElhaney
        --------------------------------
        Raymond E. McElhaney, Secretary